EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Forrester Research Announces First-Quarter 2005 Financial Results

CAMBRIDGE, Mass., April 27, 2005 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its first-quarter ended March 31, 2005 financial results.

First-Quarter Financial Performance

•	Total revenues were $33.8 million, compared with $31.7 million for the first quarter of last year.
•	On a GAAP-reported basis, which reflects an effective tax rate of 39 percent, Forrester reported first-quarter net income of $2.7 million or $0.13 per diluted share, compared with a net loss of $257,000, or $0.01 per diluted share, for the same period last year.
•	On a pro forma basis, net income was $2.6 million or $0.12 per diluted share, for the first quarter of 2005, which excludes amortization of $1.1 million of acquisition-related intangible assets, $1.7 million of realized gains on sales of securities, and reflects a pro forma effective tax rate of 35 percent. This compares with pro forma net income of $2.5 million, or $0.11 per diluted share, for the same period in 2004, which excludes amortization of $2.3 million of acquisition-related intangible assets, reorganization costs of $2.0 million, and a pro forma effective tax rate of 35 percent.

A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.

“Forrester’s first-quarter financial results marked a good start to 2005,” said George F. Colony, chairman of the board and chief executive officer. “We reported year-over-year organic growth in both revenues and earnings per share. New business continued to improve and client renewals remained strong. Consulting, in particular, performed well during the quarter. As we move through the rest of the year, our top priorities will be to continue to regenerate the research business, as well as to grow our new Data and Forrester Oval Program™ product offerings.”

Forrester is providing financial guidance as follows:

Second-Quarter 2005 (GAAP):

•	Total revenues of approximately $37.0 million to $39.0 million.
•	Operating margin of approximately 8 percent to 10 percent.
•	Other income of approximately $700,000.
•	An effective tax rate of 39 percent.
•	Diluted earnings per share of approximately $0.10 to $0.12.

Second-Quarter 2005 (Pro Forma):
Pro forma financial guidance for the second quarter of 2005 excludes amortization of acquisition-related intangible assets of approximately $800,000 and any gains or impairment charges related to non-marketable investments.

•	Pro forma operating margin of approximately 10 percent to 12 percent.
•	Pro forma effective tax rate of 35 percent.
•	Pro forma diluted earnings per share of approximately $0.13 to $0.15.

Full-Year 2005 (GAAP):

•	Total revenues of approximately $148.0 million to $153.0 million.
•	Operating margin of approximately 10 percent to 12 percent.

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Forrester First-Quarter Fiscal 2005 Results / Page 2

•	Other income of approximately $2.6 million to $3.0 million.
•	An effective tax rate of 39 percent.
•	Diluted earnings per share of approximately $0.52 to $0.62.

Full-Year 2005 (Pro Forma):
Pro forma financial guidance for full-year 2005 excludes amortization of acquisition-related intangible assets of approximately $3.5 million, as well as all gains and impairment charges related to marketable and non-marketable securities.

•	Pro forma operating margin of approximately 12 percent to 14 percent.
•	Pro forma diluted earnings per share of approximately $0.62 to $0.67.
•	An effective tax rate of 35 percent.

Forrester is an independent technology research company that provides pragmatic and forward-thinking advice about technology’s impact on business. Business, marketing, and IT professionals worldwide collaborate with Forrester to align their technology investments with their business goals. Forrester offers products and services in four major areas: Research, Data, Consulting, and Community. Established in 1983, Forrester is headquartered in Cambridge, Mass. For additional information, visit www.forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial and operating targets for the second quarter of and full-year 2005, statements about the potential success of product offerings, and the ability of Forrester to achieve success in the current economy. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to anticipate business and economic conditions, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, risks associated with Forrester’s ability to offer new products and services, any cost savings related to reductions in force and associated actions, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.

Kimberly Maxwell	Karyl Levinson
Director, Investor Relations	Director, Corporate Communications
Forrester Research, Inc.	Forrester Research, Inc.
+1 617/613-6234	+1 617/613-6262
kmaxwell@forrester.com	press@forrester.com

© 2005, Forrester Research, Inc. All rights reserved. Forr ester and Forrester Oval Program are trademarks of Forrester Research, Inc.

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Forrester First-Quarter Fiscal 2005 Results / Page 3

Forrester Research, Inc.
Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended March 31,
	2005	2004
	(Unaudited)
Revenues
Research services	$23,369	$22,989
Advisory services and other	10,413	8,740

Total revenues	33,782	31,729

Operating expenses
Cost of services and fulfillment	13,777	13,139
Selling and marketing	11,902	11,060
General and administrative	4,034	3,411
Depreciation	874	1,031
Amortization of intangible assets	1,123	2,344
Reorganization costs	—	1,957

Total operating expenses	31,710	32,942

Income (loss) from operations	2,072	(1,213)

Other income, net	750	826
Realized gains on sales of securities	1,668	—

Income (loss) before income taxes	4,490	(387)

Income tax provision (benefit)	1,751	(130)

Net income (loss)	$2,739	$(257)

Diluted income (loss) per share	$0.13	$(0.01)

Diluted weighted average shares outstanding	21,840	22,255

Basic income (loss) per share	$0.13	$(0.01)

Basic weighted average shares outstanding	21,611	22,255

Pro forma data (1):
Income (loss) from operations	$2,072	$(1,213)
Amortization of intangible assets	1,123	2,344
Reorganization costs	—	1,957

Pro forma income from operations	3,195	3,088

Other income, net	750	826

Pro forma income before income taxes	3,945	3,914

Pro forma income tax provision	1,381	1,370

Pro forma net income	$2,564	$2,544

Pro forma diluted earnings per share	$0.12	$0.11

Diluted weighted average shares outstanding	21,840	22,771

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes amortization of intangible assets, reorganization costs and any realized gains or impairments from our non-marketable investments, as well as their related tax effects. This does not purport to be prepared in accordance with Generally Accepted Accounting Principles.

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Forrester First-Quarter Fiscal 2005 Results / Page 4

Forrester Research, Inc.
Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2005	2004
	(Unaudited)

Assets:
Cash and cash equivalents	$43,890	$37,328
Marketable securities	87,808	90,112
Accounts receivable, net	28,718	39,210
Deferred commissions	6,670	6,834
Prepaid expenses and other current assets	6,226	5,509

Total current assets	173,312	178,993
Property and equipment, net	7,102	6,410
Goodwill, net	53,182	52,875
Intangible assets, net	6,002	6,992
Deferred income taxes	43,176	42,860
Non-marketable investments and other assets	14,483	14,742

Total assets	$297,257	$302,872

Liabilities and stockholders’ equity:
Accounts payable	$2,254	$3,741
Accrued expenses	24,758	26,928
Deferred revenue	73,036	72,357

Total liabilities	100,048	103,026
Preferred stock	—	—
Common stock	247	247
Additional paid-in capital	180,553	180,310
Retained earnings	73,816	71,077
Treasury stock, at cost	(54,845)	(50,056)
Accumulated other comprehensive loss	(2,562)	(1,732)
Total stockholders’ equity	197,209	199,846

Total liabilities and stockholders’ equity	$297,257	$302,872

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Forrester First-Quarter Fiscal 2005 Results / Page 5

Forrester Research, Inc.
Consolidated Statements of Cash Flows

(In thousands)

	Three months ended March 31,
	2005	2004
	(Unaudited)

Cash flows from operations:
Net income (loss)	$2,739	$(257)
Adjustments to reconcile net income (loss) to net cash provided by operating activities —
Depreciation	874	1,031
Amortization of intangible assets	1,123	2,344
Tax benefit from stock options	28	90
Deferred income taxes	574	(1)
Realized gains on sales of securities	(1,668)	—
Amortization of premiums on marketable securities	297	173
Changes in assets and liabilities —
Accounts receivable	10,037	15,586
Deferred commissions	164	200
Prepaid expenses and other current assets	(915)	(872)
Accounts payable	(1,551)	(658)
Accrued expenses	(1,783)	(5,862)
Deferred revenue	1,480	(2,295)

Net cash provided by operating activities	11,399	9,479

Cash flows from investing activities:
Purchases of property and equipment	(1,590)	(530)
Purchases of non-marketable investments	—	(963)
Decrease in other assets	230	269
Purchase of marketable securities	(42,421)	(34,060)
Proceeds from sales and maturities of securities	43,654	49,150

Net cash (used in) provided by investing activities	(127)	13,866

Cash flows from financing activities:
Proceeds from exercises of employee stock options	215	512
Acquisition of treasury shares	(4,789)	(6,187)
Structured stock repurchases	—	(1,500)

Net cash used in financing activities	(4,574)	(7,175)

Effect of exchange rate changes on cash and cash equivalents	(136)	(124)

Net increase in cash and cash equivalents	6,562	16,046

Cash and cash equivalents, beginning of period	37,328	22,385

Cash and cash equivalents, end of period	$43,890	$38,431

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